UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2021 (April 29, 2021)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07    Submission of Matters to a Vote of Securities Holders.
(a) Annual Meeting of Shareholders held April 29, 2021

(b) Proposals:

Proposal I—Election of Directors for One-Year Terms

	For	Against	Abstain	Broker Non-Vote
1.1 Charles E. Adair	73,788,064	3,266,341	84,772	14,939,063
1.2 Linda L. Addison	76,199,114	865,176	74,887	14,939,063
1.3 Marilyn A. Alexander	74,576,199	2,484,669	78,309	14,939,063
1.4 Cheryl D. Alston	76,716,935	343,685	78,556	14,939,063
1.5 Jane M. Buchan	73,878,319	3,183,749	77,110	14,939,063
1.6 Gary L. Coleman	70,841,264	4,251,332	2,046,580	14,939,063
1.7 Larry M. Hutchison	70,846,252	4,247,405	2,045,519	14,939,063
1.8 Robert W. Ingram	67,044,108	10,019,998	75,071	14,939,063
1.9 Steven P. Johnson	76,844,426	219,202	75,549	14,939,063
1.10 Darren M. Rebelez	75,861,959	1,201,038	76,179	14,939,063
1.11 Mary E. Thigpen	76,845,169	218,285	75,723	14,939,063

Proposal II—Ratification of Deloitte & Touche LLP as Independent Auditor for 2021

	For	Against	Abstain	Broker Non-Vote
Deloitte & Touche LLP	88,071,403	3,885,697	121,140	—

Proposal III—Advisory Approval of 2020 Executive Compensation (Annual "Say-on-Pay")

	For	Against	Abstain	Broker Non-Vote
2020 Executive Compensation	71,631,629	5,257,834	249,714	14,939,063

(c) Not applicable.
(d) Globe Life Inc. will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements, which will occur in 2023.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: May 4, 2021

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary